Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated October 14, 2020, relating to the balance sheet of LifeSci Acquisition II Corp. as of June 30, 2020 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from December 18, 2019 (inception) through June 30, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 14, 2020